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                                                                 EXHIBIT (H)(13)


                            B.C. ZIEGLER AND COMPANY
                            250 EAST WISCONSIN AVENUE
                                   SUITE 2000
                           MILWAUKEE, WISCONSIN 53202



                                November 1, 2002



North Track Funds, Inc.
250 East Wisconsin Avenue
Suite 2000
Milwaukee, Wisconsin 53202
Attn:  Board of Directors

     Re: EXPENSE REIMBURSEMENT AND FEE WAIVER COMMITMENT FOR WISCONSIN TAX-EXEMPT FUND

Ladies and Gentlemen:

This is to confirm the commitment of B.C. Ziegler and Company, as investment adviser and distributor to the Wisconsin Tax-Exempt Fund, a series of North Track Funds, Inc., to waive fees and/or reimburse expenses of the fund so as to cap its annual operating expense ratios from November 1, 2002 through December 31, 2003 at 1.00% for Class A shares and 1.75% for Class B and C shares.


                                          Very truly yours,

                                          B.C. ZIEGLER AND COMPANY


                                          By:     s/ Robert J. Tuszynski
                                                  ------------------------------

                                          Title:  Senior Managing Director
                                                  ------------------------------